                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1997 with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of Security Capital Atlantic Incorporated, which is included in the Registration Statement on Form S-11 and the related Prospectus of Security Capital Group Incorporated for the registration of its Class B common stock.

                                        Ernst & Young LLP

Dallas, Texas
September 12, 1997